EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


All American Semiconductor, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 28, 1997 relating to the consolidated financial statements of All American Semiconductor, Inc. and Subsidiaries and to the reference to our firm under the caption "Experts" in the registration statement.


/s/ LAZAR, LEVINE & COMPANY LLP
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LAZAR, LEVINE & COMPANY LLP
New York, New York
March 24, 1997